Exhibit 99.1

Caliber Appoints Blake Janover to Crypto Advisory Board

Brings proven capital markets expertise, digital asset experience, and real asset experience to support Caliber’s $LINK-focused Digital Asset Treasury

SCOTTSDALE, Ariz, October 1, 2025 (GLOBE NEWSWIRE) – Caliber (NASDAQ: CWD), a diversified real estate and digital asset management platform, today named Blake Janover as the third member of its newly established Caliber Crypto Advisory Board (CCAB). This board provides strategic guidance as Caliber executes its Digital Asset Treasury (DAT) Strategy, centered on building a treasury of Chainlink (LINK) tokens to be held and staked for both value appreciation and yield.

Mr. Janover is the Founder, Chairman, and CEO of Janover, Inc. (formerly Nasdaq: JNVR), now known as DeFi Development Corporation, which became the first Nasdaq-listed company to build a Solana (SOL) focused DAT. Mr. Janover serves as a Director and Chief Commercial Officer (CCO) of DFDV. He is a Director of Soulpower Acquisition Corp and has been involved in billions of dollars of transactions across the real estate industry, including nearly half a billion dollars in equity capital markets transactions in 2025 alone.

Mr. Janover is a Harvard Business School alumnus (OPM 60) and is a member of Young President Organization (YPO) sitting on his chapter’s board. Mr. Janover serves as a National Security Fellow at the National War College Alumni Association and as a Guest Lecturer and Mentor at Reichman University’s Zell Entrepreneurship Program. He has been an Official Member of the Forbes Real Estate Council, an On Deck Proptech and Scale Fellow, an Entrepreneur in Residence and guest lecturer at Florida Atlantic University and Member of the Board of Trustees of the Boca Raton Museum of Art.

“I’m honored to join the Caliber Crypto Advisory Board,” said Blake Janover. “Given my experience in real estate finance I really understand the Caliber story. I love the alignment I have with Chris Loeffler, Caliber’s CEO, on building value at the intersection of TradFi (traditional finance) and DeFi (decentralized finance) through the lens of real assets using $LINK as a treasury and entry point into the ecosystem.”

“Blake’s deep experience in capital markets, personal network in digital assets, experience in treasury strategy, and background at the intersection of TradFi and DeFi is exactly what we need to scale our $LINK DAT Strategy,” added Chris Loeffler, CEO of Caliber. “His leadership will help us execute with both conviction and prudence as we build our $LINK treasury and look beyond.”

About Caliber (CaliberCos Inc.)

Caliber (Nasdaq: CWD) is an alternative investment manager with over $2.9 billion in Managed Assets and a 16-year track record in private equity real estate investing across hospitality, multi-family, and industrial real estate. In 2025, Caliber became the first U.S. public real estate platform to launch a Digital Asset Treasury strategy anchored in Chainlink (LINK). This initiative bridges real and digital asset investing through an equity-funded, disciplined approach that includes staking for yield. Investors can participate via Caliber’s publicly traded equity (Nasdaq: CWD) and private real estate funds.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:

Caliber Investor Relations:
Ilya Grozovsky
+1 480-214-1915
Ilya@CaliberCo.com